    Exhibit 99.1
CNH Industrial N.V. Reports Third Quarter 2024 Results
Third quarter consolidated revenue declined 22% on lower industry demand
Third quarter diluted EPS at $0.24
Results reflect continued execution of cost savings initiatives partially offsetting the market headwinds
Full year 2024 guidance lowered to reflect continued weak end markets and elevated channel inventory levels

Basildon, UK - November 7, 2024 - CNH Industrial N.V. (NYSE: CNH) today reported results for the three months ended September 30, 2024, with net income of $310 million and diluted earnings per share of $0.24 compared with net income of $540 million and diluted earnings per share of $0.40 for the three months ended September 30, 2023(7). Consolidated revenues were $4.65 billion (down 22% compared to Q3 2023) and Net sales of Industrial Activities were $4.00 billion (down 25% compared to Q3 2023). Net cash provided by operating activities was $791 million and Industrial Free Cash Flow absorption was $180 million in Q3 2024.

“With the current challenging market conditions facing farmers across the globe, CNH is implementing decisions to advance our transformation journey. We have focused on making the Company’s operations more efficient and on being more responsive to our customers’ needs. But dealer inventories remain elevated and will require additional efforts to align with retail demand. As we further adjust production levels while making investments in technology and quality-improving processes, we are positioning ourselves for the long term and cementing our leading position in the industry. We look forward to sharing more details of our strategy at our investor day on May 8, 2025.”
Gerrit Marx, Chief Executive Officer

2024 Third Quarter Results
(all amounts $ million, comparison vs Q3 2023 - unless otherwise stated)
Please note that in this and in the following tables and commentary, prior periods have been revised to reflect an immaterial correction to the financial statements. See note 7 for further details and a reconciliation to previously reported amounts.

US-GAAP
	Q3 2024	Q3 2023(7)	Change	Change at c.c.(1)
Consolidated revenue	4,654	5,986	(22)%	(21)%
of which Net sales of Industrial Activities	3,997	5,332	(25)%	(24)%
Net income	310	540	(43)%
Diluted EPS $	0.24	0.40	(0.16)
Cash flow provided (used) by operating activities	791	232	+559
Cash and cash equivalents(2)	1,801	4,322	(2,521)
Gross profit margin of Industrial Activities	21.7%	23.9%	(220) bps

NON-GAAP(3)
	Q3 2024	Q3 2023(7)	Change
Adjusted EBIT of Industrial Activities	336	627	(46)%
Adjusted EBIT margin of Industrial Activities	8.4%	11.8%	(340) bps
Adjusted net income	304	540	(44)%
Adjusted diluted EPS $	0.24	0.40	(0.16)
Free cash flow of Industrial Activities	(180)	(127)	(53)
The decline in Net sales of Industrial Activities is mainly due to lower shipments on decreased industry demand and reduced dealer inventory requirements.
Adjusted net income was $304 million with adjusted diluted earnings per share of $0.24. In comparison, in Q3 2023, adjusted net income was $540 million with adjusted diluted earnings per share of $0.40. The decrease in adjusted net income is primarily due to the lower shipment volumes in Agriculture and Construction.
Income tax expense was $75 million ($171 million in Q3 2023), and the effective tax rate (ETR) was 20.8% (25.8% in Q3 2023) with an adjusted ETR(3) of 20.7% for the third quarter (25.7% in Q3 2023). The Company forecasts full year 2024 adjusted ETR to be in the range of 22-24%(6).
Cash flow provided by operating activities in the quarter was $791 million ($232 million provided in Q3 2023). Free cash flow of Industrial Activities was an outflow of $180 million, consistent with the seasonality of working capital in the third quarter.

Agriculture
($ million)	Q3 2024	Q3 2023(7)	Change	Change at c.c.(1)
Net sales	3,310	4,384	(24)%	(24)%
Gross profit margin	22.7%	25.6%	(290) bps
Adjusted EBIT	336	642	(48)%
Adjusted EBIT margin	10.2%	14.6%	(440) bps
In North America, industry volume was down 18% year-over-year in the third quarter for tractors under 140 HP and was down 17% for tractors over 140 HP; combines were down 29%. In Europe, Middle East and Africa (EMEA), tractor and combine demand was down 20% and 50%, respectively. South America tractor and combine demand was down 12% and 32%, respectively, continuing the negative trend of previous quarters. Asia Pacific tractor demand was up 1%, while combine demand was down 33%.
Agriculture net sales decreased for the quarter by 24% to $3.31 billion, primarily due to lower shipment volumes on decreased industry demand, dealer inventory unit requirements across all regions and unfavorable net price realization due to enhanced retail actions.
Adjusted EBIT decreased to $336 million ($642 million in Q3 2023) driven by the lower industry volumes, partially offset by improved purchasing and manufacturing costs, and a continued reduction in SG&A expenses. R&D investments accounted for 6.0% of sales (5.5% in Q3 2023). Adjusted EBIT margin was 10.2% (14.6% in Q3 2023). The comparative prior quarter results have been revised to reflect an immaterial correction of $30 million for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye, TürkTraktör ve Ziraat Makineleri A.S.

Construction
($ million)	Q3 2024	Q3 2023	Change	Change at c.c.(1)
Net sales	687	948	(28)%	(26)%
Gross profit margin	16.6%	15.9%	+70 bps
Adjusted EBIT	40	60	(33)%
Adjusted EBIT margin	5.8%	6.3%	(50) bps
Global industry volume for construction equipment increased 1% year-over-year in the third quarter for Heavy construction equipment; Light construction equipment was down 9%. Aggregated demand decreased 16% in EMEA and 7% in North America, but increased 11% in South America and 3% in Asia Pacific.
Construction net sales decreased for the quarter by 28% to $687 million, due to lower volumes driven mainly by a decrease in market demand across all regions.
Adjusted EBIT decreased to $40 million ($60 million in Q3 2023) as a result of lower volumes and unfavorable net price realization, partially offset by improved product costs, better plant efficiencies and lower SG&A expenses. Adjusted EBIT margin was 5.8% (6.3% in Q3 2023).

Financial Services
($ million)	Q3 2024	Q3 2023	Change	Change at c.c.(1)
Revenue	659	653	+1%	+5%
Net income	78	86	(9)%
Equity at quarter-end	2,932	2,610	+322
Retail loan originations	2,841	3,043	(202)
Revenues of Financial Services increased 1% due to favorable volumes in all regions except EMEA and higher yields in North America; partially offset by decreased yields in South America due to product mix, and lower used equipment sales due to decreased operating lease maturities.
Net income was $78 million in the third quarter of 2024, a decrease of $8 million compared to the same quarter of 2023, primarily due to increased risk costs driven by higher delinquencies in South America, partially offset by higher volumes and interest margin improvements in most regions.
The managed portfolio (including unconsolidated joint ventures) was $29.0 billion as of September 30, 2024 (of which retail was 67% and wholesale was 33%), up $2.2 billion compared to September 30, 2023 (up $2.2 billion on a constant currency basis).
At September 30, 2024, the receivables balance greater than 30 days past due as a percentage of receivables was down sequentially to 2.2%, however was elevated from prior year (1.6% as of September 30, 2023) due to economic and environmental factors, specifically in South America.

2024 Outlook
The Company’s forecast of continued weak industry retail demand in both the agriculture and construction equipment markets, coupled with elevated dealer inventories is requiring lower production levels. CNH will further reduce production output to manage channel inventory while continuing its efforts to improve through-cycle margins with its successful cost reduction programs. Due to the lower productions levels, the Company is revising its segment net sales and margins and its EPS results. In addition, because of the adverse net working capital impact from lowering production levels, the Company is lowering its Industrial Free Cash Flow forecast. The updated Agriculture adjusted EBIT margin and adjusted diluted EPS outlook also reflect the revision for highly inflationary accounting.
CNH is updating its 2024 outlook as follows:
•Agriculture segment net sales(5) down between 22% and 23% year-over-year including currency translation effects (from down 15% to 20% previously)
•Agriculture segment adjusted EBIT margin between 10.5% and 11.5% (from between 13.0% and 14.0% previously); around 70 bps of the change relates to the accounting revision
•Construction segment net sales(5) down between 21% and 22% year-over-year including currency translation effects (from down 15% to 20% previously)
•Construction segment adjusted EBIT margin between 5.0% and 6.0% (unchanged)
•Free Cash Flow of Industrial Activities(6) an outflow of between $100 million to $300 million, down from the previous guidance of an inflow between $700 to $900 million, mainly due to decreased equipment deliveries and the lower production levels
•Adjusted diluted EPS(6) between $1.05 to $1.15 (from between $1.30 to $1.40 previously); around $0.08 of the change relates to the accounting revision

CNH will host an Investor Day on Thursday, May 8, 2025, to review its strategic initiatives and targets. The event will be held at the New York Stock Exchange and will be webcast on the CNH website. Additional details will be provided closer to the event date.

Results for the Nine Months Ended September 30, 2024
(all amounts $ million, comparison vs YTD Q3 2023 - unless otherwise stated)

US-GAAP
	YTD Q3 2024	YTD Q3 2023(7)	Change	Change at c.c.(1)
Consolidated revenue	14,960	17,895	(16)%	(16)%
of which Net sales of Industrial Activities	12,931	16,062	(19)%	(19)%
Net income	1,083	1,704	(36)%
Diluted EPS $	0.85	1.25	(0.40)
Cash flow provided (used) by operating activities	276	(608)	+884
Cash and cash equivalents(2)	1,801	4,322	(2,521)
Gross profit margin of Industrial Activities	22.4%	24.5%	(210) bps

NON-GAAP(3)
	YTD Q3 2024	YTD Q3 2023(7)	Change
Adjusted EBIT of Industrial Activities	1,210	1,972	(39)%
Adjusted EBIT margin of Industrial Activities	9.4%	12.3%	(290) bps
Adjusted net income	1,143	1,694	(33)%
Adjusted diluted EPS $	0.90	1.24	(0.34)
Free cash flow of Industrial Activities	(1,249)	(414)	(835)

Agriculture
	YTD Q3 2024	YTD Q3 2023(7)	Change	Change at c.c.(1)
Net sales	10,596	13,201	(20)%	(19)%
Gross profit margin	23.7%	26.3%	(260) bps
Adjusted EBIT	1,226	2,001	(39)%
Adjusted EBIT margin	11.6%	15.2%	(360) bps

Construction
	YTD Q3 2024	YTD Q3 2023	Change	Change at c.c.(1)
Net sales	2,335	2,861	(18)%	(18)%
Gross profit margin	16.8%	15.9%	+90 bps
Adjusted EBIT	151	176	(14)%
Adjusted EBIT margin	6.5%	6.2%	+30 bps

Financial Services
	YTD Q3 2024	YTD Q3 2023	Change	Change at c.c.(1)
Revenue	2,031	1,805	+13%	+14%
Net income	287	258	+11%

Notes
CNH reports quarterly and annual consolidated financial results under U.S. GAAP and annual consolidated financial results under EU-IFRS. The tables and discussion related to the financial results of the Company and its segments shown in this press release are prepared in accordance with U.S. GAAP.

1.c.c. means at constant currency.
2.Comparison vs. December 31, 2023
3.This item is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures. Refer to the specific table in the “Other Supplemental Financial Information” section of this press release for the reconciliation between the non-GAAP financial measure and the most comparable GAAP financial measure.
4.Certain financial information in this report has been presented by geographic area. Our geographical regions are: (a) North America; (b) Europe, Middle East and Africa (“EMEA”); (c) South America and (d) Asia Pacific. The geographic designations have the following meanings:
a.North America: United States, Canada, and Mexico;
b.Europe, Middle East, and Africa: member countries of the European Union, European Free Trade Association, the United Kingdom, Ukraine and Balkans, Russia, Türkiye, Uzbekistan, Pakistan, the African continent, and the Middle East;
c.South America: Central and South America, and the Caribbean Islands; and
d.Asia Pacific: Continental Asia (including the India subcontinent), Indonesia and Oceania.
5.    Net sales reflecting the exchange rate of 1.09 EUR/USD.
6.    The Company is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
7. In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we have revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. CNH owns 37.5% of TürkTraktör ve Ziraat Makineleri A.S. (TTRAK.IS) and accounts for its ownership stake under the equity method. The functional currency of Türkiye-based TürkTraktör is the Turkish lira, and the Türkiye economy was deemed highly inflationary in 2022. CNH has determined that its translation criteria from Turkish lira into CNH’s functional currency of U.S. dollars resulted in an overstatement of CNH’s Equity in income of unconsolidated subsidiaries and affiliates by $96 million in 2023 and by $67 million in the first half of 2024. We have revised our GAAP and Non-GAAP results for all prior periods presented herein. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.

Non-GAAP Financial Information
CNH monitors its operations through the use of several non-GAAP financial measures. CNH’s management believes that these non-GAAP financial measures provide useful and relevant information regarding its operating results and enhance the readers’ ability to assess CNH’s financial performance and financial position. Management uses these non-GAAP measures to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions as they provide additional transparency with respect to our core operations. These non-GAAP financial measures have no standardized meaning under U.S. GAAP and are unlikely to be comparable to other similarly titled measures used by other companies and are not intended to be substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP.
CNH’s non-GAAP financial measures are defined as follows:
•Adjusted EBIT of Industrial Activities under U.S. GAAP is defined as net income (loss) before the following items: Income taxes, Financial Services’ results, Industrial Activities’ interest expenses, net, foreign exchange gains/losses, finance and non-service component of pension and other post-employment benefit costs, restructuring expenses, and certain non-recurring items. In particular, non-recurring items are specifically disclosed items that management considers rare or discrete events that are infrequent in nature and not reflective of on-going operational activities.
•Adjusted EBIT Margin of Industrial Activities: is computed by dividing Adjusted EBIT of Industrial Activities by Net Sales of Industrial Activities.
•Adjusted Net Income (Loss): is defined as net income (loss), less restructuring charges and non-recurring items, after tax.

•Adjusted Diluted EPS: is computed by dividing Adjusted Net Income (loss) attributable to CNH Industrial N.V. by a weighted average number of common shares outstanding during the period that takes into consideration potential common shares outstanding deriving from the CNH share-based payment awards, when inclusion is not anti-dilutive. When we provide guidance for adjusted diluted EPS, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end.
•Adjusted Income Tax (Expense) Benefit: is defined as income taxes less the tax effect of restructuring expenses and non-recurring items, and non-recurring tax charges or benefits.
•Adjusted Effective Tax Rate (Adjusted ETR): is computed by dividing a) adjusted income taxes by b) income (loss) before income taxes and equity in income of unconsolidated subsidiaries and affiliates, less restructuring expenses and non-recurring items.
•Net Cash (Debt) and Net Cash (Debt) of Industrial Activities: Net Cash (Debt) is defined as total debt less intersegment notes receivable, cash and cash equivalents, restricted cash, other current financial assets (primarily current securities, short-term deposits and investments towards high-credit rating counterparties) and derivative hedging debt. CNH provides the reconciliation of Net Cash (Debt) to Total (Debt), which is the most directly comparable measure included in the consolidated balance sheets. Due to different sources of cash flows used for the repayment of the debt between Industrial Activities and Financial Services (by cash from operations for Industrial Activities and by collection of financing receivables for Financial Services), management separately evaluates the cash flow performance of Industrial Activities using Net Cash (Debt) of Industrial Activities.
•Free Cash Flow of Industrial Activities (or Industrial Free Cash Flow): refers to Industrial Activities only, and is computed as consolidated cash flow from operating activities less: cash flow from operating activities of Financial Services; investments of Industrial Activities in assets sold under operating leases, property, plant and equipment and intangible assets; change in derivatives hedging debt of Industrial Activities; as well as other changes and intersegment eliminations.
•Change excl. FX or Constant Currency: CNH discusses the fluctuations in revenues on a constant currency basis by applying the prior year average exchange rates to current year’s revenues expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations.
The tables attached to this press release provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.
Forward-looking Statements
All statements other than statements of historical fact contained in this press release including competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. Forward-looking statements also include statements regarding the future performance of CNH and its subsidiaries on a standalone basis. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “outlook”, “continue”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “prospects”, “plan”, or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.
Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: economic conditions in each of our markets, including the significant uncertainty caused by geopolitical events; production and supply chain disruptions, including industry capacity constraints, material availability, and global logistics delays and constraints; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods-related products, changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls and tariffs; volatility in international trade caused by the imposition of tariffs, sanctions, embargoes, and trade wars; actions of competitors in the various industries in which we compete; development and use of new technologies and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety or other aspects of our products; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities and material price increases; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; price pressure on new and used equipment; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of CNH and its suppliers and dealers; security breaches with respect to our products; our pension plans and other post-employment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including pandemics (such as the COVID-19 pandemic), terrorist attacks in Europe and elsewhere; the remediation of a material weakness; our ability to realize the anticipated benefits from our business initiatives as part of our strategic plan; including targeted restructuring actions to optimize our cost structure and improve the efficiency of our operations; our failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures, strategic alliances or divestitures and other similar risks and uncertainties, and our success in managing the risks involved in the foregoing.
Forward-looking statements are based upon assumptions relating to the factors described in this press release, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside CNH’s control. CNH expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements in this announcement to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based.
Further information concerning CNH, including factors that potentially could materially affect its financial results, is included in the Company’s reports and filings with the U.S. Securities and Exchange Commission ("SEC").
All future written and oral forward-looking statements by CNH or persons acting on the behalf of CNH are expressly qualified in their entirety by the cautionary statements contained herein or referred to above.
Additional factors could cause actual results to differ from those expressed or implied by the forward-looking statements included in the Company’s filings with the SEC (including, but not limited to, the factors discussed in our 2023 Annual Report and subsequent quarterly reports).

Conference Call and Webcast
On November 8, at 11:30 a.m. EST (4:30 p.m. GMT / 5:30 p.m. CET), management will hold a conference call to present third quarter 2024 results to financial analysts and investors. The call can be followed live online at bit.ly/CNH_Q3_2024 and a recording will be available later on the Company’s website www.cnh.com.
CONTACTS
Media Inquiries – Laura Overall Tel +44 207 925 1964 or Rebecca Fabian Tel +1 312 515 2249
(Email mediarelations@cnh.com)

Investor Relations – Jason Omerza Tel +1 630 740 8079 or Federico Pavesi Tel +39 345 605 6218
(Email investor.relations@cnh.com)

CNH INDUSTRIAL N.V.
Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2024 and 2023
(Unaudited, U.S. GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ million, except per share data)	2024	2023	2024	2023
Revenues
Net sales	$3,997	$5,332	$12,931	$16,062
Finance, interest and other income	657	654	2,029	1,833
Total Revenues	4,654	5,986	14,960	17,895
Costs and Expenses
Cost of goods sold	3,130	4,059	10,027	12,133
Selling, general and administrative expenses	426	462	1,298	1,385
Research and development expenses	221	266	686	766
Restructuring expenses	12	5	94	8
Interest expense	378	346	1,190	941
Other, net	127	186	449	536
Total Costs and Expenses	4,294	5,324	13,744	15,769

Income (loss) of Consolidated Group before Income Taxes	360	662	1,216	2,126
Income tax (expense) benefit	(75)	(171)	(247)	(536)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	25	49	114	114
Net Income (loss)	310	540	1,083	1,704
Net income attributable to noncontrolling interests	4	3	10	11
Net Income (loss) attributable to CNH Industrial N.V.	$306	$537	$1,073	$1,693

Earnings (loss) per share attributable to CNH Industrial N.V.
Basic	$0.24	$0.40	$0.85	$1.27
Diluted	$0.24	$0.40	$0.85	$1.25
Weighted average shares outstanding (in millions)
Basic	1,251	1,332	1,255	1,337
Diluted	1,254	1,351	1,262	1,355

Cash dividends declared per common share	$—	$—	$0.470	$0.396

These Consolidated Statements of Operations should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the Year Ended December 31, 2023 included in the Annual Report on Form 10-K. These Consolidated Statements of Operations represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Balance Sheets as of September 30, 2024 and December 31, 2023
(Unaudited, U.S. GAAP)

($ million)	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$1,801	$4,322
Restricted cash	649	723
Financing receivables, net	24,062	24,249
Financial receivables from Iveco Group N.V.	274	380
Inventories, net	5,930	5,545
Property, plant and equipment, net and equipment under operating lease	3,386	3,330
Intangible assets, net	4,866	4,906
Other receivables and assets	3,065	2,812
Total Assets	$44,033	$46,267
Liabilities and Equity
Debt	$27,300	$27,326
Financial payables to Iveco Group N.V.	48	146
Other payables and liabilities	8,916	10,645
Total Liabilities	36,264	38,117
Redeemable noncontrolling interest	57	54
Equity	7,712	8,096
Total Liabilities and Equity	$44,033	$46,267

These Consolidated Balance Sheets should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2023 included in the Annual Report on Form 10-K. These Consolidated Balance Sheets represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2024 and 2023
(Unaudited, U.S. GAAP)

	Nine Months Ended September 30,
($ million)	2024	2023
Cash Flows from Operating Activities
Net income (loss)	$1,083	$1,704
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense excluding assets under operating lease	315	276
Depreciation and amortization expense of assets under operating lease	139	140
(Gain) loss from disposal of assets	7	21
Undistributed (income) loss of unconsolidated subsidiaries	(31)	(63)
Other non-cash items	276	136
Changes in operating assets and liabilities:
Provisions	52	618
Deferred income taxes	(31)	(319)
Trade and financing receivables related to sales, net	482	(1,602)
Inventories, net	(256)	(1,443)
Trade payables	(1,217)	(101)
Other assets and liabilities	(543)	25
Net cash provided (used) by operating activities	276	(608)
Cash Flows from Investing Activities
Additions to retail receivables	(5,917)	(5,689)
Collections of retail receivables	4,840	4,308
Proceeds from sale of assets, net of assets sold under operating leases	1	1
Expenditures for property, plant and equipment and intangible assets, net of assets under operating lease	(330)	(401)
Expenditures for assets under operating lease	(381)	(384)
Other, net	10	123
Net cash provided (used) by investing activities	(1,777)	(2,042)
Cash Flows from Financing Activities
Net increase (decrease) in debt	293	1,962
Dividends paid	(600)	(531)
Other	(689)	(224)
Net cash provided (used) by financing activities	(996)	1,207
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(98)	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,595)	(1,444)
Cash, cash equivalents and restricted cash, beginning of year	5,045	5,129
Cash, cash equivalents and restricted cash, end of period	$2,450	$3,685

These Consolidated Statements of Cash Flows should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2023 included in the Annual Report on Form 10-K. These Consolidated Statements of Cash Flows represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Three Months Ended September 30, 2024 and 2023
(Unaudited, U.S. GAAP)

	Three Months Ended September 30, 2024					Three Months Ended September 30, 2023
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	$3,997	$—	$—		$3,997	$5,332	$—	$—		$5,332
Finance, interest and other income	27	659	(29)	(2)	657	49	653	(48)	(2)	654
Total Revenues	4,024	659	(29)		4,654	5,381	653	(48)		5,986
Costs and Expenses
Cost of goods sold	3,130	—	—		3,130	4,059	—	—		4,059
Selling, general and administrative expenses	313	113	—		426	398	64	—		462
Research and development expenses	221	—	—		221	266	—	—		266
Restructuring expenses	12	—	—		12	5	—	—		5
Interest expense	63	344	(29)	(3)	378	59	335	(48)	(3)	346
Other, net	11	116	—		127	47	139	—		186
Total Costs and Expenses	3,750	573	(29)		4,294	4,834	538	(48)		5,324
Income (loss) of Consolidated Group before Income Taxes	274	86	—		360	547	115	—		662
Income tax (expense) benefit	(62)	(13)	—		(75)	(137)	(34)	—		(171)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	20	5	—		25	44	5	—		49
Net Income (loss)	$232	$78	$—		$310	$454	$86	$—		$540
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)    Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Nine Months Ended September 30, 2024 and 2023
(Unaudited, U.S. GAAP)

	Nine Months Ended September 30, 2024					Nine Months Ended September 30, 2023
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	$12,931	$—	$—		$12,931	$16,062	$—	$—		$16,062
Finance, interest and other income	98	2,031	(100)	(2)	2,029	153	1,805	(125)	(2)	1,833
Total Revenues	13,029	2,031	(100)		14,960	16,215	1,805	(125)		17,895
Costs and Expenses
Cost of goods sold	10,027	—	—		10,027	12,133	—	—		12,133
Selling, general and administrative expenses	1,029	269	—		1,298	1,219	166	—		1,385
Research and development expenses	686	—	—		686	766	—	—		766
Restructuring expenses	93	1	—		94	8	—	—		8
Interest expense	212	1,078	(100)	(3)	1,190	189	877	(125)	(3)	941
Other, net	94	355	—		449	109	427	—		536
Total Costs and Expenses	12,141	1,703	(100)		13,744	14,424	1,470	(125)		15,769
Income (loss) of Consolidated Group before Income Taxes	888	328	—		1,216	1,791	335	—		2,126
Income tax (expense) benefit	(192)	(55)	—		(247)	(447)	(89)	—		(536)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	100	14	—		114	102	12	—		114
Net Income (loss)	$796	$287	$—		$1,083	$1,446	$258	$—		$1,704
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)    Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Balance Sheets as of September 30, 2024 and December 31, 2023
(Unaudited, U.S. GAAP)

	September 30, 2024					December 31, 2023
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Assets
Cash and cash equivalents	$1,358	$443	$—		$1,801	$3,532	$790	$—		$4,322
Restricted cash	98	551	—		649	96	627	—		723
Financing receivables, net	267	24,316	(521)	(2)	24,062	393	24,539	(683)	(2)	24,249
Financial receivables from Iveco Group N.V.	164	110	—		274	302	78	—		380
Inventories, net	5,886	44	—		5,930	5,522	23	—		5,545
Property, plant and equipment, net and equipment on operating lease	2,027	1,359	—		3,386	1,951	1,379	—		3,330
Intangible assets, net	4,703	163	—		4,866	4,739	167	—		4,906
Other receivables and assets	2,839	546	(320)	(3)	3,065	2,622	536	(346)	(3)	2,812
Total Assets	$17,342	$27,532	$(841)		$44,033	$19,157	$28,139	$(1,029)		$46,267
Liabilities and Equity
Debt	$4,675	$23,281	$(656)	(2)	$27,300	$4,433	$23,721	$(828)	(2)	$27,326
Financial payables to Iveco Group N.V.	3	45	—		48	6	140	—		146
Other payables and liabilities	7,827	1,274	(185)	(3)	8,916	9,357	1,489	(201)	(3)	10,645
Total Liabilities	12,505	24,600	(841)		36,264	13,796	25,350	(1,029)		38,117
Redeemable noncontrolling interest	57	—	—		57	54	—	—		54
Equity	4,780	2,932	—		7,712	5,307	2,789	—		8,096
Total Liabilities and Equity	$17,342	$27,532	$(841)		$44,033	$19,157	$28,139	$(1,029)		$46,267
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     This item includes the elimination of receivables/payables between Industrial Activities and Financial Services.
(3)    This item primarily represents the reclassification of deferred tax assets/liabilities in the same taxing jurisdiction and elimination of intercompany activity between Industrial Activities and Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Cash Flows for the Nine Months Ended September 30, 2024 and 2023
(Unaudited, U.S. GAAP)

	Nine Months Ended September 30, 2024					Nine Months Ended September 30, 2023
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Cash Flows from Operating Activities
Net income (loss)	$796	$287	$—		$1,083	$1,446	$258	$—		$1,704
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense, excluding assets under operating lease	312	3	—		315	273	3	—		276
Depreciation and amortization expense of assets under operating lease	6	133	—		139	6	134	—		140
(Gain) loss from disposal of assets, net	7	—	—		7	21	—	—		21
Undistributed (income) loss of unconsolidated subsidiaries	88	(14)	(105)	(2)	(31)	(47)	(12)	(4)	(2)	(63)
Other non-cash items, net	45	231	—		276	73	63	—		136
Changes in operating assets and liabilities:
Provisions	54	(2)	—		52	617	1	—		618
Deferred income taxes	17	(48)	—		(31)	(271)	(48)	—		(319)
Trade and financing receivables related to sales, net	(81)	565	(2)	(3)	482	(25)	(1,582)	5	(3)	(1,602)
Inventories, net	(468)	212	—		(256)	(1,722)	279	—		(1,443)
Trade payables	(1,154)	(65)	2	(3)	(1,217)	(56)	(40)	(5)	(3)	(101)
Other assets and liabilities	(507)	(36)	—		(543)	(174)	199	—		25
Net cash provided (used) by operating activities	(885)	1,266	(105)		276	141	(745)	(4)		(608)
Cash Flows from Investing Activities
Additions to retail receivables	—	(5,917)	—		(5,917)	—	(5,689)	—		(5,689)
Collections of retail receivables	—	4,840	—		4,840	—	4,308	—		4,308
Proceeds from sale of assets excluding assets sold under operating leases	1	—	—		1	1	—	—		1
Expenditures for property, plant and equipment and intangible assets excluding assets under operating lease	(329)	(1)	—		(330)	(397)	(4)	—		(401)
Expenditures for assets under operating lease	(27)	(354)	—		(381)	(26)	(358)	—		(384)
Other, net	206	(195)	(1)		10	460	(441)	104		123
Net cash provided (used) by investing activities	(149)	(1,627)	(1)		(1,777)	38	(2,184)	104		(2,042)
Cash Flows from Financing Activities
Net increase (decrease) in debt	226	67	—		293	(777)	2,739	—		1,962
Dividends paid	(600)	(105)	105	(2)	(600)	(531)	(4)	4	(2)	(531)
Other	(689)	(1)	1		(689)	(224)	104	(104)		(224)
Net cash provided (used) by financing activities	(1,063)	(39)	106		(996)	(1,532)	2,839	(100)		1,207
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(75)	(23)	—		(98)	1	(2)	—		(1)
Net increase (decrease) in cash and cash equivalents	(2,172)	(423)	—		(2,595)	(1,352)	(92)	—		(1,444)
Cash and cash equivalents, beginning of year	3,628	1,417	—		5,045	3,960	1,169	—		5,129
Cash and cash equivalents, end of period	$1,456	$994	$—		$2,450	$2,608	$1,077	$—		$3,685
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     This item includes the elimination of dividends from Financial Services to Industrial Activities, which are included in Industrial Activities net cash provided (used) by operating activities.
(3)     This item includes the elimination of certain minor activities between Industrial Activities and Financial Services.

Other Supplemental Financial Information
(Unaudited)

Adjusted EBIT of Industrial Activities by Segment
	Three Months Ended September 30,		Nine Months Ended September 30,
($ million)	2024	2023	2024	2023
Industrial Activities segments
Agriculture	$336	$642	$1,226	$2,001
Construction	40	60	151	176
Unallocated items, eliminations and other	(40)	(75)	(167)	(205)
Total Adjusted EBIT of Industrial Activities	$336	$627	$1,210	$1,972

Reconciliation of Consolidated Net Income under U.S. GAAP to Adjusted EBIT of Industrial Activities
	Three Months Ended September 30,		Nine Months Ended September 30,
($ million)	2024	2023	2024	2023
Net Income	$310	$540	$1,083	$1,704
Less: Consolidated income tax expense	(75)	(171)	(247)	(536)
Consolidated income before taxes	385	711	1,330	2,240
Less: Financial Services
Financial Services Net Income	78	86	287	258
Financial Services Income Taxes	13	34	55	89
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	36	10	114	36
Foreign exchange (gains) losses, net of Industrial Activities	8	21	12	27
Finance and non-service component of Pension and other post-employment benefit costs of Industrial Activities (1)	—	—	2	(2)
Adjustments for the following Industrial Activities items:
Restructuring expenses	12	5	93	8
Other discrete items(2)	(14)	—	1	10
Total Adjusted EBIT of Industrial Activities	$336	$627	$1,210	$1,972
(1) In the three and nine months ended September 30, 2024 and 2023, this item includes the pre-tax gain of $6 million and $18 million, respectively, as a result of the amortization over the 4 years of the $101 million positive impact from the 2021 U.S. healthcare plan modification.
(2) In the three months ended September 30, 2024 this item includes a gain of $14 million for investment fair value adjustments. In the nine months ended September 30, 2024 this item includes a loss of $15 million on the sale of certain non-core product lines and a gain of $14 million for investment fair value adjustments. In the three months ended September 30, 2023 this item did not include any discrete items. The nine months ended September 30, 2023 included a loss of $23 million related to the sale of CNH Industrial Russia and CNH Capital Russia businesses, partially offset by a gain of $13 million for the fair value remeasurement of Augmenta and Bennamann.

Other Supplemental Financial Information
(Unaudited)

Reconciliation of Total (Debt) to Net Cash (Debt) under U.S. GAAP
	Consolidated		Industrial Activities		Financial Services
($ million)	September 30, 2024	December 31, 2023	September 30, 2024	December 31, 2023	September 30, 2024	December 31, 2023
Third party (debt)	$(27,300)	$(27,326)	$(4,412)	$(4,132)	$(22,888)	$(23,194)
Intersegment notes payable	—	—	(263)	(301)	(393)	(527)
Financial payables to Iveco Group N.V.	(48)	(146)	(3)	(6)	(45)	(140)
Total (Debt)(1)	(27,348)	(27,472)	(4,678)	(4,439)	(23,326)	(23,861)
Cash and cash equivalents	1,801	4,322	1,358	3,532	443	790
Restricted cash	649	723	98	96	551	627
Intersegment notes receivable	—	—	393	527	263	301
Financial receivables from Iveco Group N.V.	274	380	164	302	110	78
Derivatives hedging debt	(2)	(41)	(22)	(34)	20	(7)
Net Cash (Debt)(2)	$(24,626)	$(22,088)	$(2,687)	$(16)	$(21,939)	$(22,072)
(1)    Total (Debt) of Industrial Activities includes Intersegment notes payable to Financial Services of $263 million and $301 million as of September 30, 2024 and December 31, 2023, respectively. Total (Debt) of Financial Services includes Intersegment notes payable to Industrial Activities of $393 million and $527 million as of September 30, 2024 and December 31, 2023, respectively.
(2)    The net intersegment receivable/(payable) balance recorded by Financial Services relating to Industrial Activities was $(130) million and $(226) million as of September 30, 2024 and December 31, 2023, respectively.

Reconciliation of Net Cash Provided (Used) by Operating Activities to Free Cash Flow of Industrial Activities under U.S. GAAP
Nine Months Ended September 30,			Three Months Ended September 30,
2024	2023	($ million)	2024	2023
$276	$(608)	Net cash provided (used) by Operating Activities	$791	$232
(1,161)	749	Cash flows from Operating Activities of Financial Services, net of eliminations	(839)	(141)
12	2	Change in derivatives hedging debt of Industrial Activities and other	13	(2)
(27)	(26)	Investments in assets sold under operating lease assets of Industrial Activities	(16)	(17)
(329)	(397)	Investments in property, plant and equipment, and intangible assets of Industrial Activities	(123)	(176)
(20)	(134)	Other changes(1)	(6)	(23)
$(1,249)	$(414)	Free cash flow of Industrial Activities	$(180)	$(127)
(1)     This item primarily includes capital increases in intersegment investments and change in financial receivables.

Other Supplemental Financial Information
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted Income Tax (Expense) Benefit to Net Income (Loss) and Income Tax (Expense) Benefit and Calculation of Adjusted Diluted EPS and Adjusted ETR under U.S. GAAP

Nine Months Ended September 30,			Three Months Ended September 30,
2024	2023	($ million)	2024	2023
$1,083	$1,704	Net income (loss)	$310	$540
77	—	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	(8)	(1)
(17)	(10)	Adjustments impacting Income tax (expense) benefit (b)	2	1
$1,143	$1,694	Adjusted net income (loss)	$304	$540
$1,133	$1,683	Adjusted net income (loss) attributable to CNH Industrial N.V.	$300	$537
1,262	1,355	Weighted average shares outstanding – diluted (million)	1,254	1,351
0.90	1.24	Adjusted diluted EPS ($)	0.24	0.40

$1,216	$2,126	Income (loss) of Consolidated Group before income tax (expense) benefit	$360	$662
77	—	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	(8)	(1)
$1,293	$2,126	Adjusted income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (A)	$352	$661

$(247)	$(536)	Income tax (expense) benefit	$(75)	$(171)
(17)	(10)	Adjustments impacting Income tax (expense) benefit (b)	2	1
$(264)	$(546)	Adjusted income tax (expense) benefit (B)	$(73)	$(170)

20.4%	25.7%	Adjusted Effective Tax Rate (Adjusted ETR) (C=B/A)	20.7%	25.7%

		a) Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates
$94	$8	Restructuring expenses	$12	$5
(18)	(18)	Pre-tax gain related to the 2021 modification of a healthcare plan in the U.S.	(6)	(6)
—	17	Loss on sale of Industrial Activities, Russia Operations	—	—
—	6	Loss on sale of Financial Services, Russia Operations	—	—
15	—	Sale of certain non-core product lines	—	—
(14)	(13)	Investment fair value adjustments	(14)	—
$77	$—	Total	$(8)	$(1)

		b) Adjustments impacting Income tax (expense) benefit
$(17)	$(10)	Tax effect of adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates	$2	$1
—	—	Adjustment to valuation allowances on deferred tax assets	—	—
$(17)	$(10)	Total	$2	$1

Other Supplemental Financial Information
(Unaudited)

Revision of Prior Period Financial Statements: In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we have revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. CNH owns 37.5% of TürkTraktör ve Ziraat Makineleri A.S. (TTRAK.IS) and accounts for its ownership stake under the equity method. The functional currency of Türkiye-based TürkTraktör is the Turkish lira, and the Türkiye economy was deemed highly inflationary in 2022. CNH has determined that its translation criteria from Turkish lira into CNH’s functional currency of U.S. dollars resulted in an overstatement of CNH’s Equity in income of unconsolidated subsidiaries and affiliates by $96 million in 2023 and by $67 million in the first half of 2024. Impacts in 2022 were included in the 2023 amount. We have revised our GAAP and Non-GAAP results for all prior periods presented herein. Quarterly and annual impact of the revisions are as follows:

The prior period impacts to the Company’s consolidated statements of operations and the related impacts to the statements of consolidated comprehensive income are as follows.

	Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
($ million, except EPS)	Previously Reported	Revision Impacts	As Revised	Previously Reported	Revision Impacts	As Revised
Income (loss) of Consolidated Group before Income Taxes	$662	$—	$662	$2,126	$—	$2,126
Income tax expense	(171)	—	(171)	(536)	—	(536)
Equity in income of unconsolidated subsidiaries and affiliates	79	(30)	49	176	(62)	114
Net income (loss)	570	(30)	540	1,766	(62)	1,704
Net income (loss) attributable to noncontrolling interests	3	—	3	11	—	11
Net income (loss) attributable to CNH Industrial N.V.	$567	$(30)	$537	$1,755	$(62)	$1,693

Earnings per share attributable to common shareholders
Basic	$0.43	$(0.03)	$0.40	$1.31	$(0.04)	$1.27
Diluted	$0.42	$(0.02)	$0.40	$1.30	$(0.05)	$1.25

The prior period impacts to the Company's Consolidated Balance Sheets are as follows:

	December 31, 2023
($ million)	Previously Reported	Revision Impacts	As Revised
Assets
Investments in unconsolidated subsidiaries and affiliates(1)	563	(84)	479
Total Assets	$46,351	$(84)	$46,267
Liabilities and Equity
Total Liabilities	38,117	—	38,117
Redeemable equity	54	—	54
Retained earnings	9,750	(96)	9,654
Accumulated other comprehensive loss	(2,374)	12	(2,362)
Total Equity	8,180	(84)	8,096
Total Liabilities and Equity	$46,351	$(84)	$46,267
(1) Included in Other Receivables and Assets on the Consolidated Balance Sheets.

Other Supplemental Financial Information
(Unaudited)

The prior period impacts to the Company's Consolidated Statement of Cash Flows are as follows:

	Nine Months Ended September 30, 2023
($ million)	Previously Reported	Revision Impacts	As Revised
Cash Flows from Operating Activities
Net Income (loss)	$1,766	$(62)	$1,704
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Undistributed income of unconsolidated subsidiaries	(125)	62	(63)
Net cash provided (used) by operating activities	$(608)	$—	$(608)

Other Supplemental Financial Information
(Unaudited)

($ million, except EPS)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	H1 2024

Equity in income of unconsolidated subsidiaries and affiliates
As reported	$33	$64	$79	$98	$274	$77	$79	$156
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
As revised	$18	$47	$49	$64	$178	$44	$45	$89

Net income (loss)
As reported	$486	$710	$570	$617	$2,383	$402	$438	$840
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
As revised	$471	$693	$540	$583	$2,287	$369	$404	$773

Net income (loss) attributable to CNH Industrial N.V.
As reported	$482	$706	$567	$616	$2,371	$401	$433	$834
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
As revised	$467	$689	$537	$582	$2,275	$368	$399	$767

Earnings per share attributable to CNH Industrial N.V. - Basic
As reported	$0.36	$0.53	$0.43	$0.47	$1.78	$0.32	$0.34	$0.66
Revision impacts	(0.01)	(0.02)	(0.03)	(0.03)	(0.07)	(0.03)	(0.02)	(0.05)
As revised	$0.35	$0.51	$0.40	$0.44	$1.71	$0.29	$0.32	$0.61

Earnings per share attributable to CNH Industrial N.V. - Diluted
As reported	$0.35	$0.52	$0.42	$0.46	$1.76	$0.31	$0.34	$0.66
Revision impacts	(0.01)	(0.01)	(0.02)	(0.02)	(0.07)	(0.02)	(0.02)	(0.05)
As revised	$0.34	$0.51	$0.40	$0.44	$1.69	$0.29	$0.32	$0.61

Adjusted net income(1)
As reported	$475	$711	$570	$557	$2,313	$421	$485	$906
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
As revised	$460	$694	$540	$523	$2,217	$388	$451	$839

Adjusted diluted EPS(1)
As reported	$0.35	$0.52	$0.42	$0.42	$1.70	$0.33	$0.38	$0.71
Revision impacts	(0.01)	(0.01)	(0.02)	(0.03)	(0.07)	(0.03)	(0.03)	(0.05)
As revised	$0.34	$0.51	$0.40	$0.39	$1.63	$0.30	$0.35	$0.66

Adjusted EBIT of Industrial Activities(1)
As reported	$555	$822	$657	$696	$2,730	$405	$536	$941
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
As revised	$540	$805	$627	$662	$2,634	$372	$502	$874

Adjusted EBIT margin of Industrial Activities(1)
As reported	11.6%	13.8%	12.3%	11.6%	12.4%	9.8%	11.2%	10.5%
Revision impacts	(0.3)%	(0.3)%	(0.5)%	(0.6)%	(0.5)%	(0.8)%	(0.7)%	(0.7)%
As revised	11.3%	13.5%	11.8%	11.0%	11.9%	9.0%	10.5%	9.8%

Other Supplemental Financial Information
(Unaudited)

($ million)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	H1 2024

Adjusted EBIT of Agriculture(1)
As reported	$570	$821	$672	$669	$2,732	$421	$536	$957
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
As revised	$555	$804	$642	$635	$2,636	$388	$502	$890

Adjusted EBIT Margin of Agriculture(1)
As reported	14.5%	16.8%	15.3%	13.5%	15.1%	12.5%	13.7%	13.1%
Revision impacts	(0.4)%	(0.4)%	(0.7)%	(0.7)%	(0.6)%	(1.0)%	(0.9)%	(0.9)%
As revised	14.1%	16.4%	14.6%	12.8%	14.5%	11.5%	12.8%	12.2%
(1) This is a non-GAAP financial measure. See reconciliation to the most comparable U.S. GAAP financial measure below.

The following table includes the reconciliation of Adjusted EBIT for Industrial Activities to net income, the most comparable U.S. GAAP financial measure:

($ million)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	H1 2024

Net Income (loss) - as reported	$486	$710	$570	$617	$2,383	$402	$438	$840
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
Net income (loss) - as revised	471	693	540	583	2,287	369	404	773
Less: Consolidated income tax expense	(173)	(192)	(171)	(58)	(594)	(77)	(95)	(172)
Consolidated income before taxes	644	885	711	641	2,881	446	499	945
Less: Financial Services
Financial Services Net Income	78	94	86	113	371	118	91	209
Financial Services Income Taxes	29	26	34	47	136	19	23	42
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	4	22	10	40	76	32	46	78
Foreign exchange (gains) losses, net of Industrial Activities	6	—	21	78	105	—	4	4
Finance and non-service component of Pension and other post-employment benefit costs of Industrial Activities	(1)	(1)	—	6	4	1	1	2
Adjustments for the following Industrial Activities items:
Restructuring expenses	1	2	5	57	65	30	51	81
Other discrete items	(7)	17	—	—	10	—	15	15
Total Adjusted EBIT of Industrial Activities	$540	$805	$627	$662	$2,634	$372	$502	$874

Other Supplemental Financial Information
(Unaudited)

The following table includes the reconciliation of adjusted net income to net income, the most comparable U.S. GAAP financial measure and a calculation of the revised adjusted diluted EPS:

($ million, except EPS)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	H1 2024

Net income (loss) - as reported	$486	$710	$570	$617	$2,383	$402	$438	$840
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
Net income (loss) - as revised	471	693	540	583	2,287	369	404	773
Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates	(12)	13	(1)	53	53	25	60	85
Adjustments impacting Income tax (expense) benefit	1	(12)	1	(113)	(123)	(6)	(13)	(19)
Adjusted net income (loss)	460	694	540	523	2,217	388	451	839

Adjusted net income (loss) attributable to CNH Industrial N.V. - as reported	471	707	567	556	2,301	420	480	900
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
Adjusted net income (loss) attributable to CNH Industrial N.V. - as revised	$456	$690	$537	$522	$2,205	$387	$446	$833
Weighted average shares outstanding – diluted (million)	1,359	1,355	1,351	1,334	1,350	1,274	1,260	1,267
Adjusted diluted EPS ($)	$0.34	$0.51	$0.40	$0.39	$1.63	$0.30	$0.35	$0.66